EXHIBIT 3.1(d)

CERTIFICATE OF AMENDMENT TO

AMEND AND RESTATE ARTICLE FOURTH OF THE

AMENDED ARTICLES OF INCORPORATION

OF

SUNLINK HEALTH SYSTEMS, INC.

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

2,000,000 Preferred Shares without par value (hereinafter called “Preferred Shares”); and

12,000,000 Common Shares without par value (hereinafter called “Common Shares”).

SECTION 1.    The express terms and provisions of the Preferred Shares are as follows:

I.    Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

II.    The holders of a series of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the specified series of Preferred Shares, and no more. Dividends on each specified series of Preferred Shares shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III.    Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment. After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this Section III(b), a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV.    The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively when voting as a series or class.

V.    So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

(b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

V.    Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

VI.    Series A Voting Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series A Voting Preferred Shares” is hereby created and shall consist of 500,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

1.    Voting Rights. The holders of Series A Voting Preferred Shares shall be entitled to one hundred votes for each Preferred Share held by them respectively and shall be entitled to vote on all matters on which the Common Shares are entitled to vote.

2.    Dividends. The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 100.

3.    Reacquired Shares. Any Series A Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4.    Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series A Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

5.    Combination. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series A Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

6.    No Redemption. The Series A Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles.

7.    Ranking. Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series A Voting Preferred Shares shall rank junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8.    Amendment. These Articles shall not, following the issuance of any shares of Series A Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

9.    Fractional Shares. Series A Voting Preferred Shares may be issued in fractions of a share (in one one-hundredths (1/100) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder’s fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

VIII. Series B Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series B Voting Preferred Shares” is hereby created and shall consist of 900,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

1.    Voting Rights. The holders of Series B Voting Preferred Shares shall be entitled to one thousand votes for each Preferred Share held by them respectively and shall be entitled to vote on all matters on which the Common Shares are entitled to vote.

2.    Dividends. The Board shall declare a dividend or distribution on the Series B Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 1000.

3.    Reacquired Shares. Any Series B Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series B Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4.    Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series B Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share

($0.01 per one one-thousandth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Voting Preferred Shares, except distributions made ratably on the Series B Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series B Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

5.    Combination. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series B Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series B Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

6.    No Redemption. The Series B Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series B Voting Preferred Shares in any other manner permitted by law or these Articles.

7.    Ranking. Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series B Voting Preferred Shares shall rank pari passu to the Series A Voting Preferred Shares and junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8.    Amendment. These Articles shall not, following the issuance of any shares of Series B Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series B Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series B Voting Preferred Shares, voting together as a single series.

9.    Fractional Shares. Series B Voting Preferred Shares may be issued in fractions of a share (in one one-thousandths (1/1000) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder’s fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Voting Preferred Shares.

10.    Rights Plan. The Series B Voting Preferred Shares are the Series B Preferred Shares referred to in that certain SunLink Tax Benefits Preservation Rights Plan between the Corporation and the Rights Agent identified therein dated as of September 29, 2016.

SECTION 2.    The express terms and provisions of the Common Shares are as follows:

I.    The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II.    The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III.    The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV.    The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

SECTION 3.    No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.